Amendment to Manufacturing Supply Agreement

This Amendment to Manufacturing Supply Agreement (the "**Amendment**") is entered into as of February 25, 2022 (the "**Effective Date**") by and among EMCORE Corporation, a New Jersey corporation ("**EMCORE**", or "**Seller**"), Shenzhen Fastrain Technology Co., Ltd., a corporation formed under the laws of the P.R.C. ("**Shenzhen Fastrain**"), together with Hong Kong Fastrain Company Limited (香港富創優越有限公司), which is an affiliate of Shenzhen Fastrain and a limited liability company incorporated in Hong Kong under registration number 72834489-000-03-21-6 ("**HK Fastrain**", and together with Shenzhen Fastrain, "**Fastrain**").

Recitals

Whereas, EMCORE and the Fastrain have previously entered into that certain Manufacturing Supply Agreement, dated as of August 9, 2021 (the "**Original Agreement**");

Whereas, EMCORE wishes to, subject to the terms and conditions set forth in Original Agreement, engage Fastrain to manufacture certain laser module ("LM") and DMTX products at Fastrain's (or Fastrain's subcontractor's) facility located in Thailand or Malaysia, as well as box build components of such products, and certain receiver products, at Fastrain's (or Fastrain's subcontractor's) facility located in Shenzhen, P.R.C. or Malaysia; and

Whereas, in furtherance of the parties' business relationship, Emcore, Shenzhen Fastrain and HK Fastrain desire to amend the Original Agreement as set forth below.

Agreement

Now, therefore, for good and valuable consideration and the mutual promises set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. **Section 7.1.3(a) of the Original Agreement.** Section 7.1.3(a) of the Original Agreement is hereby amended and restated as follows:

   "(a) Fastrain shall ensure that (i) Country of Origin for all DMTX and LM Products is (x) Thailand or, (y) solely with respect to any DMTX or LM Products for which EMCORE has obtained approval from its customer to manufacture such product in Malaysia, Malaysia, and (ii) Country of Origin for all Box Build Products and Receiver Products is either the People's Republic of China or Malaysia."

2. **Sections 5.8(c), (d) and (e) of the Original Agreement.** Sections 5.8(c), (d) and (e) of the Original Agreement are each hereby amended and restated by replacing each reference to "US$6,453,965" in such Sections with a reference to "US$7,187,449".

3. **Approval of Subcontractor**. EMCORE hereby acknowledges and agrees, pursuant to Section 7.1.7(b) of the Original Agreement, that, solely with respect to performance of its obligations under the Original Agreement from a location Malaysia, Fastrain may subcontract such performance and corresponding obligations to Fastrain Technology Malaysia SDN. BHD., as an affiliate entity of Shenzhen Fastrain and limited liability company incorporated in Malaysia under registration number 202001014769 (1371089-X) ("Fastrain Malaysia"), and all such obligations

of Fastrain shall be applicable to Fastrain Malaysia to the same extent as applicable to Fastrain under the Original Agreement.

4. **Counterparts.** This Amendment may be executed in several counterparts and by facsimile signatures, all of which taken together shall constitute one single agreement between the Parties hereto.

5. **Governing Law**. All matters arising out of or relating to this Amendment shall be governed by and construed in accordance with the laws of Singapore, without regard to the conflict of law provisions thereof. Any dispute, controversy, difference or claim arising out of, in connection with or relating to this Amendment or the transactions contemplated hereby or thereby, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to it, shall be referred to and finally resolved by arbitration in Singapore administered by the Singapore International Arbitration Centre in accordance with the Arbitration Rules of the Singapore International Arbitration Centre for the time being in force, which rules are deemed to be incorporated by reference in this clause. The arbitration shall be conducted in English, and the seat of arbitration shall be Singapore. Each party irrevocably submits to the exclusive jurisdiction of such arbitration in any such action, proceeding or dispute.

6. **Capitalized Terms**. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

7. **Continuing Effectiveness**. Except to the extent hereinabove amended, supplemented or varied, the Original Agreement remains in full force and effect and is a valid and binding obligation of the parties thereto. For the avoidance of doubt, nothing in this Amendment shall affect any accrued rights or interests of each Party under the Original Agreement existing immediately prior to the date of this Amendment.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

Seller:

EMCORE Corporation

By ____________
Name: Ryan Hochgesang
Title: VP, General Counsel

Buyers:

SHENZHEN FASTRAIN TECHNOLOGY CO., LTD.

By YAO PEI XIN
Name: Yao Peixin
Title: Chairman

HONG KONG FASTRAIN COMPANY LIMITED

By YAO PEI XIN
Name: Yao Peixin
Title: Director